UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016
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DOVER CORPORATION
(Exact name of registrant as specified in its charter)
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State of Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)
(630) 541-1540
(Registrant’s telephone number, including area code)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On February 11, 2016, the Board of Directors (the “Board”) of Dover Corporation (the “Company”) amended and restated the Company’s By-laws (as so amended and restated, the “By-laws”) primarily to implement “proxy access.” Article II, Section 6 has been added to the By-laws to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Proxy access will first be available to stockholders in connection with the Company’s 2017 annual meeting of stockholders.

The By-laws were also amended to make clarifications, updates and refinements to the special meeting bylaw contained in Section 3 of Article II and to the advance notice by-laws now contained in Sections 4 and 5 of Article II. In addition, new Section 9(d) of Article II adds a requirement that all nominees for director provide certain information, representations and agreements to the Company in order to be eligible for election, and new Article XV makes explicit the Board’s ability to interpret and make determinations under the By-laws.

This description of the amendments to the By-laws is a summary only and is qualified in its entirety by reference to the full text of the By-laws, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

3(ii) Amended and Restated By-laws of Dover Corporation, effective as of February 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 11, 2016	DOVER CORPORATION
(Registrant)

		By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Description
3(ii)	Amended and Restated By-laws of Dover Corporation, effective as of February 11, 2016